Back to Form 10-K/A
EXHIBIT 31.1.1

CERTIFICATION

I, Heath Schiesser, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of WellCare Health Plans, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2009	/s/ Heath Schiesser
Heath Schiesser President and Chief Executive Officer
(Principal Executive Officer)